UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2006

TUNDRA RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	00-31661	88-0421134
(State or Other Jurisdiction of Incorporation)	(Commission File number)	(IRS Employer Identification No.)

6393 Buckaroo Avenue, Las Vegas, Nevada	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 524-8639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 10, 2006, our board of directors appointed Stephen J. Ratelle to serve as our member of the board of directors, President, Chief Executive Officer and Chief Financial Officer. We did not enter into any employment agreement with Mr. Ratelle.

On February 10, 2006, Fong Lee resigned as the sole member of the board of directors, President, Chief Executive Officer and Chief Financial Officer of the Company.

Mr. Ratelle has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. A description of the business experience of Mr. Ratelle is set forth below.

Stephen Ratelle. Mr. Ratelle has an extensive background in electrical construction industry. From 1987 to the present, Mr. Ratelle has been employed as a Project Manager, General Foreman and Superintendent for large union electrical contractors. Mr. Ratelle will assist the Company in meeting its reporting obligations to the SEC as well as in its search and negotiations with new business opportunities and financing for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNDRA RESOURCES, INC.

Date: April 17, 2006                                                             By:/s/    Stephen J. Ratelle

Name:   Stephen J. Ratelle
Title:    President and Chief Executive Officer